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Exhibit (a)(7)

    Offer to Purchase for Cash
All of the Outstanding Shares of Common Stock
(including the associated rights to purchase Preferred Stock)
of
Matrix Pharmaceutical, Inc.
at
$2.21 Net Per Share
by
Manon Acquisition Corp.
a wholly owned subsidiary of
Chiron Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, FEBRUARY 11, 2002 UNLESS THE OFFER IS EXTENDED.

January 14, 2002

To Participants in the 401(k) Retirement Savings Plan of Matrix Pharmaceutical, Inc.:

    Enclosed for your consideration are the Offer to Purchase dated January 14, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Manon Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Chiron Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), together with the associated rights to purchase Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of May 18, 1995, as amended (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A. (the Common Stock and the Rights together being referred to herein as the "Shares"), at a purchase price of $2.21 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of January 6, 2002 among Parent, Merger Sub and the Company ("Merger Agreement").

    The Charles Schwab Trust Company is the holder of record of Shares held for your account as a participant in the Matrix Pharmaceutical, Inc. 401(k) Retirement Savings Plan (the "Plan") and is the Trustee of the Plan (the "Trustee") on behalf of the Company. The Trust Agreement provides that the Trustee shall invest and reinvest assets in individually directed accounts, including the determination to tender Shares held in a participant's account, pursuant to the directions of the participant, as communicated by the administrator of the Plan or its delegate. A tender of such Shares can be made only by the Trustee as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held in your plan account.

    We, as delegate for the Company, the Plan administrator, request instructions as to whether you wish to have the Trustee tender on your behalf any or all of the Shares held in your Plan account, upon the terms and subject to the conditions set forth in the Offer.

    Please note the following:

  1.
  The tender price is $2.21 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Board of Directors of the Company has determined that the Offer and the Merger (as defined in the Offer to Purchase) are advisable and fair to, and in the best interests of, the Company's stockholders, and unanimously recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

  4.
  The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, February 11, 2002 unless the Offer is extended.

  5.
  The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the offer that number of Shares which, when added together with all other Shares owned by Chiron Corporation and its subsidiaries, would represent at least a majority of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and any other rights (other than the Rights, if such Rights are not at that time exercisable) to acquire Shares outstanding on the date of purchase), (ii) any requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of shares pursuant to the Offer or the Merger described herein having been terminated or having expired, and (iii) the applicable waiting periods under foreign antitrust and competition laws' having been terminated or having expired, except for such waiting periods the failure of which to terminate or expire would not have a Parent Material Adverse Effect or a Company Material Adverse Effect (as such terms are defined in the Offer to Purchase) or to provide a reasonable basis to conclude that Parent, Merger Sub or the Company or any of their respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

  6.
  Any stock taxes applicable to the sale of the Shares to Merger Sub pursuant to the Offer will be paid by Merger Sub, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have the Trustee tender any or all of the Shares held in your Plan account, please so instruct us by completing, executing and returning to us the instruction form enclosed with this letter by 12:00 midnight, New York City time, on Monday, February 11, 2002, unless the Offer is extended. An envelope in which to return your instructions is enclosed. If you authorize tender of such Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your authorization should be forwarded in ample time to permit the Trustee to submit a tender on your behalf prior to the expiration of the Offer.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Merger Sub may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

    In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Merger Sub by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Instructions With Respect to the Offer to Purchase
for Cash All Outstanding Shares of Common Stock
(including the associated Preferred Stock purchase rights)
of
Matrix Pharmaceutical, Inc.
by
Manon Acquisition Corp.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 14, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Manon Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Chiron Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), together with the associated rights to purchase Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of May 18, 1995, as amended, between the Company and EquiServe Trust Company, N.A. (the Common Stock and the Rights together being referred to herein as the "Shares"), at a purchase price of $2.21 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger dated as of January 6, 2002 among Parent, Merger Sub and the Company. The undersigned understand(s) that the Offer applies to Shares allocated to the account of the undersigned in the Matrix Pharmaceutical, Inc. 401(k) Retirement Savings Plan (the "Plan").

    This will instruct the Trustee of the Plan (The Charles Schwab Trust Company) to tender to Merger Sub the number of Shares, indicated below (or, if no number is indicated below, all Shares) that are held by you for the Plan account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:

                                Shares*

Date:

* Unless otherwise indicated, it will be assumed that all Shares in your Plan account are to be tendered.

SIGN HERE
Signature(s)

Please type or print name(s)

Please type or print address
Area Code and Telephone Number
Taxpayer Identification or Social Security Number

PAYOR'S NAME: EQUISERVE TRUST COMPANY, N.A.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Name Address (Number and Street)
(City) (State) (Zip Code)
	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number or Employer Identification Number

Payor's Request for Taxpayer Identification Number (TIN)	Part 2—Certification—Under penalty of perjury, I certify that
(1) The number shown on this form is my correct Taxpayer Identification Number; and
(2)
I am not subject to backup withholding because (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).
The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.
Signature
Date

Certification Instructions—You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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Instructions With Respect to the Offer to Purchase for Cash All Outstanding Shares of Common Stock (including the associated Preferred Stock purchase rights) of Matrix Pharmaceutical, Inc. by Manon Acquisition Corp.
PAYOR'S NAME: EQUISERVE TRUST COMPANY, N.A.